UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2021

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 88898711

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On January 19, 2021, TD Holdings, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with White Lion Capital, LLC, a Nevada limited liability company (the “Investor”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Investor is committed to purchase up to 15,700,000 shares (the “Purchase Notice Shares”) of the Company common stock, par value $0.001 per share (the “Common Stock”), with an aggregate of forty million dollars ($40,000,000) (the “Commitment Amount”) from time to time during a certain commitment period (the “Commitment Period”) as defined in the Purchase Agreement, at a purchase price (the “Purchase Price”) of 90% of the lowest daily volume-weighted average price of the Company’s Common Stock during a valuation period of three business days prior to the closing of each Purchase Notice (as defined below) received by the Investor.

Univest Securities, LLC (“Univest”) acts as placement agent for the placement of Purchase Notice Shares to be offered by the Company during the Commitment Period to the Investor under a Placement Agency Agreement (the “Placement Agency Agreement”), dated January 6, 2021. Pursuant to the terms of the Placement Agency Agreement, the placement agent agreed to use its reasonable best efforts to arrange the sale of the Company’s Purchase Notice Shares. The Company has agreed to issue 75,000 shares of Common Stock (the “Commitment Shares”) to the Investor in consideration for entering into the Purchase Agreement and 25,000 shares of Common Stock (the “Initial Consideration Shares”) to Univest Securities, LLC as initial consideration for the placement and sale of our Common Stock.

Under the Purchase Agreement, on any trading day with closing price of Common Stock is greater than or equal to $1.20, the Company has the right, but not the obligation, to present the Investor with a purchase notice (each, a “Purchase Notice”), directing the Investor (as principal) to purchase up to certain amount shares of Common Stock. The maximum number of Common Stocks to be sold under each Purchase Notice shall be determined by the lesser of 200% of the average daily trading volume, as defined in the Purchase Agreement, or $1.0 million divided by the highest closing price of Common Stock over the most recent five (5) business days including the date of the Purchase Notice. The maximum amount of the Investor’s committed obligation to purchase under each Purchase Notice shall not exceed $1.0 million, unless waived by the Investor. Notwithstanding the foregoing, the Investor may waive the limit on the purchase notice as described above at any time to purchase additional shares under a Purchase Notice, subject to the conditions and limitations set forth in the Purchase Agreement.

The closing of each Purchase Notice shall occur on the second business day after the Investor delivers deposit to the Escrow Agent (as defined below) any remaining balance of the applicable investment amount and instructions to disburse immediately available funds from the escrow account. In the event that the Purchase Price is lower than $1.20, the Investor is not obligated to purchase all shares of Common Stock referenced in applicable Purchase Notice and may, in its sole discretion, deliver an amount up to a certain purchase notice amount to the Company. In the event that the investment amount of a Purchase Notice exceeds $1.0 million but is less than $1,300,000, the Investor shall waive the investment limit for that applicable Purchase Notice. In the event that the investment of a Purchase Notice exceeds $1,300,000, the Investor’s investment amount shall be $1,300,000 for that applicable Purchase Notice, unless waived by the Investor in writing. The Investor shall return any balance of unsold shares referenced in applicable purchase notice to the Company on the closing date of applicable Purchase Notice. Upon the Company’s objection to the release of funds from the escrow account, the Investor shall inform the Escrow Agent that the instructions are withdrawn and that funds shall be returned to Investor until new instructions are delivered. The Company may deliver multiple Purchase Notices to the Investor from time to time during the Commitment Period, so long as the most recent purchase has been completed.

The Commitment Period starts on the date of the Purchase Agreement and shall terminate on the earlier of (i) the date on which the Investor shall have purchased shares equal to the Commitment Amount, (ii) December 31, 2021, (iii) the date on which the Investor shall have purchase 15,700,000 shares or (iv) written notice of termination by the Company to the Investor upon a material breach of the Purchase Agreement by Investor.

On January 19, 2021, the Company entered into an escrow agreement (the “Escrow Agreement”) with the Investor, Univest, and Wilmington Trust, N.A. (the “Escrow Agent”) to establish an escrow account with the Escrow Agent in connection with the transaction contemplated by the Purchase Agreement. The deposit funds to be made by the Investor shall not be released by the Escrow Agent unless the Escrow Agent receives a joint written instruction issued by the Investor, Univest, and the Company. All funds deposited to the escrow account by the Investor shall remain the property of Investor and shall not be subject to any lien or charge by Escrow Agent or by judgment or creditors' claims against the Company until released or eligible to be released to Company in accordance to the Escrow Agreement.

The offering of the shares, including Purchase Notice Shares, Commitment Shares, and Initial Consideration Shares, is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-239757), which was originally filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2020, and was declared effective by the Commission on August 4, 2020.

The foregoing summary description of the Purchase Agreement, Placement Agency Agreement, and Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Purchase Agreement, Placement Agency Agreement, and Escrow Agreement, which are filed as Exhibit 10.1, 10.2, and 10.3 to this Current Report on Form 8-K, and is hereby incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

5.1	Legal Opinion of Hunter Taubman Fischer & Li LLC.
10.1	Common Stock Purchase Agreement between the Company and White Lion Capital, LLC dated as of January 19, 2021.
10.2	Placement Agency Agreement between the Company and Univest Securities, LLC dated as of January 6, 2021.
10.3	Escrow Agreement by and among the Company, Univest Securities, LLC, White Lion Capital, LLC, and Wilmington Trust, National Association dated as of January 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD HOLDINGS, INC.

Date: January 20, 2021	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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